Exhibit 99.1

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                                                 Ocwen Financial Corporation(R)
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FOR IMMEDIATE RELEASE                 FOR FURTHER INFORMATION CONTACT:
                                                   Kevin J. Wilcox
                                                   Corporate Secretary
                                                   T: (561) 682-8000
                                                   E. Kevin.Wilcox@ocwen.com


                Ocwen Financial Corporation Holds Annual Meeting
                                       and
          Announces Shareholder Approval of Reverse/Forward Stock Split

WEST PALM BEACH, FL (May 5, 2006) - Ocwen Financial Corporation (the "Company") (NYSE: OCN) announced that its shareholders elected eight directors today at the annual meeting of the Company. The shareholders reelected William C. Erbey, Ronald M. Faris, Martha C. Goss, Ronald J. Korn, William H. Lacy, W. Michael Linn, W.C. Martin and Barry N. Wish.

The shareholders also ratified the appointment of PricewaterhouseCoopers LLP as the independent auditor of the Company for the fiscal year ending December 31, 2006.

In addition, the shareholders approved a proposal to amend the Company's Articles of Incorporation to effect a 1-for-10 reverse stock split, followed immediately by a 10-for-1 forward stock split (the "Reverse/Forward Split"). The Reverse/Forward Split is currently expected to be completed on May 12, 2006 (the "Effective Date").

As a result of the Reverse/Forward Split, accounts with less than ten shares of common stock will be converted on the Effective Date into the right to receive a cash payment for each share held equal in value to the average official closing price of the common stock on The New York Stock Exchange over the ten trading days immediately preceding the Effective Date. All shareholder accounts holding ten shares or more will be unaffected, and the total number of shares held by such accounts will not change. The Company intends to treat shareholders holding common stock in street name through a nominee, such as a bank or broker-dealer, in the same manner as shareholders whose shares are registered in their names. Accordingly, the Company will instruct all nominees to effect the Reverse/Forward Split for their beneficial holders. Shareholders who hold shares in street name may wish to contact their bank or broker-dealer directly for more information.

The Reverse/Forward Split is intended to reduce the Company's administrative cost associated with the maintenance of nominal shareholder accounts while at the same time providing shareholders holding fewer than ten shares with a cost-effective way to cash out their investment without incurring brokerage or service fees. While the Company anticipates proceeding with the Reverse/Forward Split, shareholders should note that the Company's Board of Directors reserves the right to abandon the transaction at any time before the Effective Date. Additional information regarding the Reverse/Forward Split is contained in the Company's definitive proxy statement for the 2006 Annual Meeting, which was filed with the Securities and Exchange Commission (the "SEC") on March 24, 2006, and may be obtained free of charge through our website (http://www.ocwen.com) or through the SEC's website (http://www.sec.gov).
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Ocwen Financial Corporation is a leading provider of servicing and origination processing solutions to the loan industry with headquarters in West Palm Beach, Florida, offices in Orlando, Florida, Downers Grove, Illinois and Atlanta, Georgia and global operations in Canada, Germany, India and Taiwan. We make our clients' loans worth more by leveraging our superior processes, innovative technology and high-quality, cost-effective global human resources. Additional information is available at www.ocwen.com.

Forward Looking Statements

This news release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Important factors that could cause actual outcomes to differ materially from those suggested by the forward-looking statements include, but are not limited to, the following: general economic and market conditions, prevailing interest or currency exchange rates, governmental regulations and policies and international political and economic uncertainty, as well as other factors detailed in Company's reports and filings with the SEC, including its periodic reports on Form 10-K for the year ended December 31, 2005, Form 10-Q for the quarter ended March 31, 2006, and Form 8-K. The forward-looking statements speak only as of the date they are made and should not be relied upon. The Company undertakes no obligation to update or revise the forward-looking statements.